SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CITIZENS & NORTHERN CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Citizens & Northern Corporation

90-92 Main Street

Wellsboro, Pennsylvania 16901

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, APRIL 16, 2020

The following Notice of Change of Location relates to the proxy statement (the "Proxy Statement") of Citizens & Northern Corporation (the "Corporation"), dated March 6, 2020, furnished to shareholders of the Corporation in connection with the solicitation of proxies by the Board of Directors of the Corporation for use at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Thursday, April 16, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 7, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 16, 2020

To the Shareholders of Citizens & Northern Corporation:

Due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our shareholders, employees and other stakeholders, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Shareholders of Citizens & Northern Corporation (the "Corporation") has been changed. As previously announced, the Annual Meeting will be held on Thursday, April 16, 2020 at 2:00 p.m., Eastern Time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to participate in the Annual Meeting if you were a shareholder as of the close of business on February 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker, or nominee.

To participate in the virtual Annual Meeting, go to https://web.lumiagm.com/244346915, click on “I have a control number,” enter the control number found on your proxy card, voting instruction form or notice that you received previously, and enter the password: citizens2020 (the password is case sensitive).

If your shares are held in "street name" through a broker, bank or other nominee, in order to participate in the virtual annual meeting, you must first obtain a legal proxy from your broker, bank or other nominee reflecting the number of shares of Corporation common stock you held as of the record date, your name and email address. You then must submit a request for registration to American Stock Transfer & Trust Company, LLC: (1) by email to proxy@astfinancial.com; (2) by facsimile to 718.765.8730 or (3) by mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Request for registration must be labeled as "Legal Proxy" and be received by American Stock Transfer & Trust Company, LLC no later than 5 pm Eastern time on April 13, 2020.

You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we urge you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting. If you have previously submitted a proxy card for the Annual Meeting, you do not need to take any additional action to vote at the Annual Meeting unless you desire to change your vote.

By Order of the Board of Directors,

J. Bradley Scovill

President & Chief Executive Officer

April 7, 2020

The Notice of Annual Meeting, Annual Report, Proxy Statement and Proxy Card are available at:

http://www.astproxyportal.com/ast/11697/